UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2012

RLJ LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on June 15, 2012, to include the historical financial statements and pro forma financial information required by Item 9.01(a) and (b) with respect to such Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

APF Emeryville, LLC and Subsidiaries

Independent Accountants’ Review Report

Consolidated Balance Sheets as of March 31, 2012 and 2011 (unaudited)

Consolidated Statements of Operations for the three months ended March 31, 2012 and 2011 (unaudited)

Consolidated Statements of Changes in Members’ Equity for the three months ended March 31, 2012 and 2011 (unaudited)

Consolidated Statements of Cash Flows for the three months ended March 31, 2012 and 2011 (unaudited)

Notes to Consolidated Financial Statements

Independent Auditors’ Report

Consolidated Balance Sheet as of December 31, 2011

Consolidated Statement of Operations for the year ended December 31, 2011

Consolidated Statement of Changes in Members’ Equity for the year ended December 31, 2011

Consolidated Statement of Cash Flows for the year ended December 31, 2011

Notes to Consolidated Financial Statements

(b) Pro forma financial information.

RLJ Lodging Trust

Unaudited Pro Forma Combined Consolidated Balance Sheet as of March 31, 2012

Unaudited Pro Forma Combined Consolidated Statement of Operations for the three months ended March 31, 2012

Unaudited Pro Forma Combined Consolidated Statement of Operations for the year ended December 31, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: August 6, 2012	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President and Chief Executive Officer

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

To the Members

APF Emeryville, LLC

We have reviewed the accompanying consolidated balance sheets of APF Emeryville, LLC and Subsidiaries (the “Company”) as of March 31, 2012 and 2011, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the three months ended March 31, 2012 and 2011.  This interim consolidated financial information is the responsibility of the Company’s management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters to financial data. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the consolidated financial information taken as a whole.  Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of the Company as of December 31, 2011 and the related consolidated statements of operations, changes in members’ equity and cash flows for year then ended (not presented herein); and in our report dated July 24, 2012, we expressed an unqualified opinion on those consolidated financial statements and have not performed any auditing procedures since that date.

/s/ Cornerstone Accounting Group, LLP

Roseland, New Jersey

July 25, 2012

APF EMERYVILLE, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2012 AND 2011

(Unaudited)

	2012	2011

ASSETS
Investment in hotel property, net	$36,253,274	$38,183,642
Cash	1,213,673	330,799
Restricted cash	484,167	736,003
Hotel receivables	403,059	401,528
Prepaid expense and other	441,306	462,430
Intangibles, net	44,296	73,185
Total assets	$38,839,775	$40,187,587

LIABILITIES AND MEMBERS’ EQUITY

Liabilities
Mortgage loan	$33,963,000	$33,963,000
Accounts payable and accrued expense	929,306	728,730
Advance deposits	94,111	75,966
Accrued interest	119,197	119,197
Total liabilities	35,105,614	34,886,893

Commitments

Members’ equity	3,734,161	5,300,694
Total liabilities and equity	$38,839,775	$40,187,587

See Independent Accountants’ Review Report

The accompanying notes are an integral part of these consolidated financial statements.

APF EMERYVILLE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(Unaudited)

	2012	2011
Revenue
Hotel operating revenue
Room revenue	$2,583,390	$2,039,892
Food and beverage revenue	464,382	452,437
Other operating department revenue	204,102	126,667
Total revenue	3,251,874	2,618,996

Expense
Hotel operating expense
Room	954,357	826,387
Food and beverage	466,079	529,026
Management fees	97,630	78,569
Other hotel expenses	59,041	56,132
Total hotel operating expense	1,577,107	1,490,114

General and administrative	342,049	320,691
Advertising and promotions	356,936	269,844
Franchise fees	129,409	102,123
Repairs and maintenance	145,257	172,650
Utility costs	98,982	102,631
Property tax and insurance	8,804	157,932
Depreciation and amortization	522,090	518,195
Total operating expense	1,603,527	1,644,066

Operating income (loss)	71,240	(515,184)
Interest expense	493,042	494,512

Net loss	$(421,802)	$(1,009,696)

See Independent Accountants’ Review Report

The accompanying notes are an integral part of these consolidated financial statements.

APF EMERYVILLE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(Unaudited)

	APF Members	RIM Member	Total

Balance, January 1, 2011	$5,145,692	$464,698	$5,610,390

Contributions	642,020	57,980	700,000

Net loss	(926,066)	(83,630)	(1,009,696)

Balance, March 31, 2011	$4,861,646	$439,048	$5,300,694

Balance, January 1, 2012	$3,811,731	$344,232	$4,155,963

Net loss	(386,866)	(34,936)	(421,802)

Balance, March 31, 2012	$3,424,865	$309,296	$3,734,161

See Independent Accountants’ Review Report

The accompanying notes are an integral part of these consolidated financial statements.

APF EMERYVILLE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(Unaudited)

	2012	2011
Cash Flows From Operating Activities:
Net loss	$(421,802)	$(1,009,696)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	522,090	518,195
Changes in assets and liabilities:
Restricted cash	186,624	(47,539)
Hotel receivable	(154,076)	(102,680)
Prepaid expense and other assets	(33,792)	(82,462)
Accounts payable and accrued expense	164,028	(290,802)
Advance deposits	40,269	15,148
Accrued interest	—	6,889
Net cash provided by (used in) operating activities	303,341	(992,947)

Cash Flows From Investing Activities:
Restricted cash	1,081	(49,636)
Additions to property and equipment	(53,246)	(54,949)
Net cash used in investing activities	(52,165)	(104,585)

Cash Flows From Financing Activities:
Proceeds from members’ contributions	—	700,000
Net cash provided by financing activities	—	700,000
Net change in cash	251,176	(397,532)
Cash, beginning of year	962,497	728,331
Cash, end of year	$1,213,673	$330,799

Supplemental Disclosure of Cash Flow Information:
Cash paid during the three months period ended for interest	$493,042	$487,623

See Independent Accountants’ Review Report

The accompanying notes are an integral part of these consolidated financial statements.

APF EMERYVILLE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.                                      ORGANIZATION

APF Emeryville, LLC, a Delaware limited liability company, (“Emeryville”) was established and funded on June 5, 2007 to operate a 278-room hotel located in Emeryville, California (the “Hotel”).  The Hotel operates under the name of Hilton Garden Inn San Francisco/Oakland Bay Bridge, under a franchise agreement with Hilton Inns, Inc.  The limited liability company agreement governing Emeryville terminates at the earlier of the termination of the legal existence of the last remaining member of Emeryville or the entry of a decree of judicial dissolution.  In general, profits and losses are allocated among each member in proportion to their respective ownership interests.  Distributions of available cash (as defined) are generally made to each of the members in proportion to their respective ownership percentage interests.

The members of Emeryville and their respective ownership interests at March 31, 2012 and March 31, 2011 are as follows:

APF JV 6, LLC and APF Domestic I REIT, Inc. (collectively, the “APF Members”)	91.71722%
RIM Corporation (the “RIM Member”)	8.28278%
100.00000%

During April 2012, the Company began marketing the Hotel for sale.  The sale of the Hotel was completed on June 11, 2012 for the sales price of $36,200,000.

2.                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.                                      Basis of Presentation and Principles of Consolidation

The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Emeryville is the sole member of APF Emeryville Ownco, LLC (“Ownco”), a Delaware limited liability company, and is the sole stockholder of APF Emeryville Leaseco, Inc. (“Leaseco”), a Delaware corporation. The consolidated financial statements include the accounts of Emeryville and its two wholly-owned subsidiaries (the “Company”). All material intercompany accounts and transactions have been eliminated in preparing the consolidated financial statements.

b.                                      Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash deposited with financial institutions in excess of amounts insured by the FDIC. The Company believes it places cash balances with quality financial institutions, which limits its credit risk.

c.                                       Restricted Cash

Restricted cash is comprised of a reserve for replacements and cash held in escrow for real estate taxes and insurance, pursuant to provisions under the mortgage note agreement.  The amounts required are dependent upon the estimated amount of tax, insurance, and repair assessments for the year.

d.                                      Hotel Receivables

The Company carries its hotel receivables at cost less an allowance for doubtful accounts. The Company evaluates its hotel receivables and establishes an allowance for doubtful accounts based on a history of past write-offs, collections and current credit conditions.  Based on analysis of the outstanding balances at March 31, 2012 and 2011, the Company has determined that no allowance for doubtful accounts is necessary.

e.                                       Inventories

Inventory of food, beverage and guest supplies is valued at cost, as determined on a first-in, first-out basis, or replacement cost.

f.                                        Investment in Hotel Property

The Hotel, including land, building, building improvements, furniture and fixtures, and subsequent additions are stated at cost less accumulated depreciation. Certain improvements and replacements from repairs and maintenance are capitalized when they extend the useful life, increase capacity, or improve efficiency of the Hotel.  All other repairs and maintenance items are expensed as incurred.

The Company’s investment in hotel property is depreciated using the straight-line method over the estimated useful lives as follows:

Buildings and improvements	40 years
Land improvements	15 years
Furniture, fixtures and equipment	5-10 years

Management assesses whether there are any indicators that the value of the investment in the hotel property may be impaired.  The value is impaired only if management’s estimate of the aggregate future cash flows (undiscounted and without interest charges) generated by the underlying assets is less than the carrying value of the assets.  Any impairment losses would be measured primarily by comparing management’s analysis of estimated future cash flows generated by the assets, discounted at an appropriate rate, to the carrying value of the asset.  If analysis indicates that the carrying value of the hotel property is not recoverable, an impairment charge is recognized for the amount by which the carrying value exceeds the fair value of the hotel.  Fair values are determined based on the discounted cash flows, quoted market values, or external appraisals, as applicable.

g.                                      Deferred Financing Costs

Deferred financing costs represent costs incurred in obtaining financing and are amortized using the straight-line method over the term of the debt obligation.

h.                                      Franchise Fees

Franchise fees represent the value attributed to the Hotel franchise agreement with Hilton that were paid at the time of formation of the Hotel. Franchise fees are amortized using the straight-line method over the life of the franchise agreement.

i.                                         Revenue Recognition

The Company’s revenue is comprised of hotel operating revenue, such as room revenue, food and beverage revenue and revenue from other hotel operating departments.  These revenues are recorded net of any sales and occupancy taxes collected from guests.  Revenues are recognized as earned, which is defined as the date upon which a guest occupies a room or utilizes the Hotel’s services.  The Hotel receives deposits for events and rooms that are deferred and recorded as advanced deposits on the accompanying consolidated balance sheet. These deposits are recognized as income when the specific event takes place.  Room revenues also include non-refundable deposits that have been forfeited.

j.                                         Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America (“GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

k.                                      Advertising and Marketing Costs

Advertising, sales and marketing costs are expensed as incurred.

l.                                         Income Taxes

No provision of income taxes is necessary in the consolidated financial statements of the Company because limited liability companies are treated as partnerships for the federal and state income tax purposes and are generally not subject to income tax at the entity level.  All income and losses accrue directly to the members and are reported by them individually for tax purposes.  The Company’s tax returns for the year 2008 and after are open and subject to examination.

3.                                      INVESTMENT IN HOTEL PROPERTY

Investment in hotel property at March 31, 2012 and 2011 consists of the following:

	March 31,	March 31,
	2012	2011
Land	$12,849,248	$12,826,059
Buildings and improvements	24,612,254	24,602,827
Furniture, fixtures and equipment	6,884,765	6,791,821
	44,346,267	44,220,707
Accumulated depreciation	(8,092,993)	(6,037,065)
	$36,253,274	$38,183,642

Depreciation expense was $514,836 and $510,983 for the three months ended March 31, 2012 and 2011, respectively.

4.                                      INTANGIBLES

Intangibles at March 31, 2012 and 2011 are stated at cost and consist of the following:

	March 31,	March 31,
	2012	2011
Deferred financing costs	$123,665	$123,665
Franchise fees	60,000	60,000
	183,665	183,665
Accumulated amortization	(139,369)	(110,480)
Intangibles, net	$44,296	$73,185

For the three months ended March 31, 2012 and 2011, amortization expense for deferred financing costs and franchise fees was $6,183 and $1,071 and $6,183 and $1,029, respectively.

5.                                      MORTGAGE NOTE PAYABLE

On June 5, 2007, the Company entered into a loan agreement (the “Loan”) with UBS Real Estate Securities, Inc. (the “Lender”) in the amount of $33,963,000 with a maturity date of June 10, 2012.  The Loan is collateralized by the Hotel and bears interest at a fixed rate of 5.743% per annum. Interest-only payments are due monthly until the maturity date.

The Loan requires, among other things, that the Company maintains a debt coverage ratio, as defined, and that the Company fund 4% of annual gross receipts into a Replacement Reserve Fund which is used to fund capital repairs, replacements and improvements to the Property and to purchase furniture, fixtures and equipment at the Property.  At March 31, 2012 and 2011, the Company was in compliance with the debt service coverage ratio.

The Loan balance along with any accrued interest was paid off in full on June 11, 2012 with proceeds from the sale of the Hotel.

6.                                      RELATED PARTY TRANSACTIONS

Leaseco had entered into a management agreement with Rim Corporation (the “RIM Manager”), an affiliate of the RIM Member, to manage the Hotel. The agreement commenced on June 6, 2007 and ended effective January 13, 2011.  Management fees of $15,191 were paid to the RIM Manager for the three month ended March 31, 2011.

7.                                      COMMITMENTS

Leaseco has a 15-year franchise agreement with Hilton Inns, Inc. (“Hilton”), dated June 4, 2007. Pursuant to the terms of the franchise agreement, Leaseco pays Hilton an annual royalty fee equal to 5% of gross room revenues.  Additionally, Leaseco pays Hilton an annual program fee of 4.3% of gross room revenues.

The Company incurred $129,409 and $102,123 in royalty fees and $111,086 and $87,826 in program fees for the three months ended March 31, 2012 and 2011, respectively.  Program fees are included in advertising and promotion expense in the accompanying consolidated statements of operations.

Approximately 80% of the employees of the Hotel are subject to collective bargaining agreements. The contract expired in June 30, 2012 and management is in the process of negotiating for an extension.

In the normal course of business, the Company may, from time to time, enter into contracts with vendors that commit the Company to specific or contingent liabilities. As of March 31, 2012 and 2011, there were no additional contracts that management considered significant (either individual or in the aggregate) to the Company’s assets, liabilities and members’ equity, revenues and expenses or cash flows.

8.                                      SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred after March 31, 2012 up through July 25, 2012, the date these consolidated financial statements were available for issue. During this period, the Company did not have any material subsequent events other than the sale of the hotel discussed in Notes 1 and 5 to the consolidated financial statements.

INDEPENDENT AUDITORS’ REPORT

To the Members

APF Emeryville, LLC

We have audited the accompanying consolidated balance sheet of APF Emeryville, LLC and Subsidiaries (the “Company”) as of December 31, 2011 and related statements of operations, changes in members’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011, and the results of its operations, changes in members’ equity and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Cornerstone Accounting Group, LLP

Roseland, New Jersey

July 24, 2012

APF EMERYVILLE, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2011

ASSETS

Investment in hotel property, net	$36,714,864
Cash	962,497
Restricted cash	671,872
Hotel receivables	248,983
Prepaid expense and other	407,514
Intangibles, net	51,550
Total assets	$39,057,280

LIABILITIES AND MEMBERS’ EQUITY

Liabilities
Mortgage loan	$33,963,000
Accounts payable and accrued expense	765,278
Advance deposits	53,842
Accrued interest	119,197
Total liabilities	34,901,317

Commitments

Members’ Equity	4,155,963
Total Liabilities and Equity	$39,057,280

The accompanying notes are an integral part of these consolidated financial statements.

APF EMERYVILLE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

Revenue
Hotel operating revenue
Room revenue	$9,680,770
Food and beverage revenue	2,079,371
Other operating department revenue	669,868
Total revenue	12,430,009

Expense
Hotel operating expense
Room	3,429,084
Food and beverage	2,103,142
Management fees	372,899
Other hotel expenses	240,709
Total hotel operating expense	6,145,834

General and administrative	1,260,921
Advertising and promotions	1,272,881
Franchise fees	484,038
Repairs and maintenance	572,163
Utility costs	426,634
Property tax and insurance	706,568
Depreciation and amortization	2,080,923
Total operating expense	6,804,128

Operating Loss	(519,953)
Interest expense	1,984,474

Net Loss	$(2,504,427)

The accompanying notes are an integral part of these consolidated financial statements.

APF EMERYVILLE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2011

	APF Members	RIM Member	Total

Balance, January 1, 2011	$5,145,692	$464,698	$5,610,390

Cash contributions	963,031	86,969	1,050,000

Net loss	(2,296,992)	(207,435)	(2,504,427)

Balance, December 31, 2011	$3,811,731	$344,232	$4,155,963

The accompanying notes are an integral part of these consolidated financial statements.

APF EMERYVILLE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2011

Cash Flows From Operating Activities:
Net loss	$(2,504,427)
Adjustments to reconcile net loss to cash flow used in operating activities:
Depreciation and amortization	2,080,923
Changes in assets and liabilities:
Restricted cash	93,707
Hotel receivable	49,865
Prepaid expense and other assets	(27,546)
Accounts payable and accrued expense	(254,254)
Advance deposits and deferred revenue	(6,976)
Accrued interest	6,889
Net cash flow used in operating activities	(561,819)

Cash Flows From Investing Activities:
Restricted cash	(126,751)
Additions to property and equipment	(127,264)
Net cash flow used in investing activities	(254,015)

Cash Flows From Financing Activities:
Proceeds from members’ contributions	1,050,000
Net cash flow provided by financing activities	1,050,000
Net change in cash	234,166
Cash, beginning of year	728,331
Cash, end of year	$962,497

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year ended for interest	$1,977,585

The accompanying notes are an integral part of these consolidated financial statements.

APF EMERYVILLE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011

3.                                      ORGANIZATION

APF Emeryville, LLC, a Delaware limited liability company, (“Emeryville”) was established and funded on June 5, 2007 to operate a 278-room hotel located in Emeryville, California (the “Hotel”).  The Hotel operates under the name of Hilton Garden Inn San Francisco/Oakland Bay Bridge, under a franchise agreement with Hilton Inns, Inc.  The limited liability company agreement governing Emeryville terminates at the earlier of the termination of the legal existence of the last remaining member of Emeryville or the entry of a decree of judicial dissolution.  In general, profits and losses are allocated among each member in proportion to their respective ownership interests.  Distributions of available cash (as defined) are generally made to each of the members in proportion to their respective ownership percentage interests.

The members of Emeryville and their respective ownership interests at December 31, 2011 are as follows:

APF JV 6, LLC and APF Domestic I REIT, Inc. (collectively, the “APF Members”)	91.71722%
RIM Corporation (the “RIM Member”)	8.28278%
100.00000%

During April 2012, the Company began marketing the Hotel for sale.  The sale of the Hotel was completed on June 11, 2012 for the sales price of $36,200,000.

4.                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.                                      Basis of Presentation and Principles of Consolidation

The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Emeryville is the sole member of APF Emeryville Ownco, LLC (“Ownco”), a Delaware limited liability company, and is the sole stockholder of APF Emeryville Leaseco, Inc. (“Leaseco”), a Delaware corporation. The consolidated financial statements include the accounts of Emeryville and its two wholly-owned subsidiaries (the “Company”). All material intercompany accounts and transactions have been eliminated in preparing the consolidated financial statements.

b.                                      Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash deposited with financial institutions in excess of amounts insured by the FDIC. The Company believes it places cash balances with quality financial institutions, which limits its credit risk.

c.                                       Restricted Cash

Restricted cash is comprised of a reserve for replacements and cash held in escrow for real estate taxes and insurance, pursuant to provisions under the mortgage note agreement.  The amounts required are dependent upon the estimated amount of tax, insurance, and repair assessments for the year.

d.                                      Hotel Receivables

The Company carries its hotel receivables at cost less an allowance for doubtful accounts. The Company evaluates its hotel receivables and establishes an allowance for doubtful accounts based on a history of past write-offs, collections and current credit conditions.  Based on analysis of the outstanding balances at December 31, 2011, the Company has determined that no allowance for doubtful accounts is necessary.

e.                                       Inventories

Inventory of food, beverage and guest supplies is valued at cost, as determined on a first-in, first-out basis, or replacement cost.

f.                                        Investment in Hotel Property

The Hotel, including land, building, building improvements, furniture and fixtures, and subsequent additions are stated at cost less accumulated depreciation. Certain improvements and replacements from repairs and maintenance are capitalized when they extend the useful life, increase capacity, or improve efficiency of the Hotel.  All other repairs and maintenance items are expensed as incurred.

The Company’s investment in hotel property is depreciated using the straight-line method over the estimated useful lives as follows:

Buildings and improvements	40 years
Land improvements	15 years
Furniture, fixtures and equipment	5-10 years

Management assesses whether there are any indicators that the value of the investment in the hotel property may be impaired.  The value is impaired only if management’s estimate of the aggregate future cash flows (undiscounted and without interest charges) generated by the underlying assets is less than the carrying value of the assets.  Any impairment losses would be measured primarily by comparing management’s analysis of estimated future cash flows generated by the assets, discounted at an appropriate rate, to the carrying value of the asset.  If analysis indicates that the carrying value of the hotel property is not recoverable, an impairment charge is recognized for the amount by which the carrying value exceeds the fair value of the hotel.  Fair values are determined based on the discounted cash flows, quoted market values, or external appraisals, as applicable.

g.                                      Deferred Financing Costs

Deferred financing costs represent costs incurred in obtaining financing and are amortized using the straight-line method over the term of the debt obligation.

h.                                      Franchise Fees

Franchise fees represent the value attributed to the Hotel franchise agreement with Hilton that were paid at the time of formation of the Hotel. Franchise fees are amortized using the straight-line method over the life of the franchise agreement.

i.                                         Revenue Recognition

The Company’s revenue is comprised of hotel operating revenue, such as room revenue, food and beverage revenue and revenue from other hotel operating departments.  These revenues are recorded net of any sales and occupancy taxes collected from guests.  Revenues are recognized as earned, which is defined as the date upon which a guest occupies a room or utilizes the Hotel’s services.  The Hotel receives deposits for events and rooms that are deferred and recorded as advanced deposits on the accompanying consolidated balance sheet. These deposits are recognized as income when the specific event takes place.  Room revenues also include non-refundable deposits that have been forfeited.

j.                                         Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America (“GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

k.                                      Advertising and Marketing Costs

Advertising, sales and marketing costs are expensed as incurred.

l.                                         Income Taxes

No provision of income taxes is necessary in the consolidated financial statements of the Company because limited liability companies are treated as partnerships for the federal and state income tax purposes and are generally not subject to income tax at the entity level.  All income and losses accrue directly to the members and are reported by them individually for tax purposes.  The Company’s tax returns for the year 2008 and after are open and subject to examination.

3.                                      INVESTMENT IN HOTEL PROPERTY

Investment in hotel property at December 31, 2011 consists of the following:

Land	$12,849,248
Buildings and improvements	24,612,254
Furniture, fixtures and equipment	6,831,520
44,293,022
Accumulated depreciation	(7,578,158)
$36,714,864

Depreciation expense was $2,052,076 for the year ended December 31, 2011.

4.                                      INTANGIBLES

Intangibles at December 31, 2011 are stated at cost and consist of the following:

Deferred financing costs	$123,665
Franchise fees	60,000
183,665
Accumulated amortization	(132,115)
Intangibles, net	$51,550

For the year ended December 31, 2011, amortization expense for deferred financing costs and franchise fees was $24,733 and $4,114, respectively.

5.                                      MORTGAGE NOTE PAYABLE

On June 5, 2007, the Company entered into a loan agreement (the “Loan”) with UBS Real Estate Securities, Inc. (the “Lender”) in the amount of $33,963,000 with a maturity date of June 10, 2012.  The Loan is collateralized by the Hotel and bears interest at a fixed rate of 5.743% per annum. Interest-only payments are due monthly until the maturity date.

The Loan requires, among other things, that the Company maintains a debt coverage ratio, as defined, and that the Company fund 4% of annual gross receipts into a Replacement Reserve Fund which is used to fund capital repairs, replacements and improvements to the Hotel and to purchase furniture, fixtures and equipment at the Hotel.  At December 31, 2011, the Company was in compliance with the debt service coverage ratio.

The Loan balance along with any accrued interest was paid off in full on June 11, 2012 with proceeds from the sale of the Hotel.

6.                                      RELATED PARTY TRANSACTIONS

Leaseco had entered into a management agreement with Rim Corporation (the “RIM Manager”), an affiliate of the RIM Member, to manage the Hotel. The agreement commenced on June 6, 2007 and ended effective January 13, 2011.  Management fees of $15,191 were paid to the RIM Manager for the year ended December 31, 2011.

7.                                      COMMITMENTS

Leaseco has a 15-year franchise agreement with Hilton Inns, Inc. (“Hilton”), dated June 4, 2007. Pursuant to the terms of the franchise agreement, Leaseco pays Hilton an annual royalty fee equal to 5% of gross room revenues.  Additionally, Leaseco pays Hilton an annual program fee of 4.3% of gross room revenues. The Company incurred $484,038 in royalty fees and $416,273 in program fees for the year ended December 31, 2011.  Program fees are included in advertising and promotion expense in the accompanying consolidated statement of operations.

Approximately 80% of the employees of the Hotel are subject to collective bargaining agreements. The contract expired in June 30, 2011 and management is in the process of negotiating for an extension.

In the normal course of business, the Company may, from time to time, enter into contracts with vendors that commit the Company to specific or contingent liabilities. As of December 31, 2011, there were no additional contracts that management considered significant (either individual or in the aggregate) to the Company’s assets, liabilities and members’ equity, revenues and expenses or cash flows.

8.                                      SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred after December 31, 2011 up through July 24, 2012, the date these consolidated financial statements were available for issue. During this period, the Company did not have any material subsequent events other than the sale of the hotel discussed in Notes 1 and 5 to the consolidated financial statements.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION OF RLJ LODGING TRUST

RLJ Lodging Trust (the “Company”) was formed as a Maryland real estate investment trust on January 31, 2011. The Company completed the initial public offering of its common shares of beneficial interest (the “IPO”) on May 16, 2011. The IPO resulted in the sale of 27,500,000 common shares at a price per share of $18.00 and generated gross proceeds of $495.0 million.  The aggregate proceeds to the Company, net of underwriters’ discounts in connection with the IPO, were approximately $464.1 million.  On June 3, 2011, the Company issued and sold an additional 4,095,000 common shares at a price per share of $18.00 upon exercise of the underwriters’ overallotment option (the “Overallotment”), generating gross proceeds of approximately $73.7 million.  The Company received aggregate proceeds, net of underwriters’ discounts, in connection with the Overallotment of approximately $69.1 million.

On June 11, 2012, the Company acquired the 278-room Hilton Garden Inn San Francisco Oakland/Bay Bridge in Emeryville, California for a purchase price of $36.2 million, plus customary pro-rated amounts and closing costs.

The unaudited pro forma combined consolidated balance sheet as of March 31, 2012 is presented as if the acquisition of the Hilton Garden Inn San Francisco Oakland/Bay Bridge was completed on March 31, 2012.  The unaudited pro forma combined consolidated statement of operations for the three months ended March 31, 2012 is presented as if the acquisition of the Hilton Garden Inn San Francisco Oakland/Bay Bridge was completed on January 1, 2011.  During 2011, the Company acquired ten hotels.  The unaudited pro forma combined consolidated statement of operations for the year ended December 31, 2011 is presented as if the IPO, the ten 2011 acquisitions and the acquisition of the Hilton Garden Inn San Francisco Oakland/Bay Bridge were completed on January 1, 2011.

The unaudited pro forma financial information is not necessarily indicative of what the Company’s results of operations or financial condition would have been assuming the acquisition had been completed at the beginning of the periods presented, nor is it indicative of the Company’s results of operations or financial condition for future periods. In management’s opinion, all material adjustments necessary to reflect the effects of the acquisition described above have been made. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial information, which the Company believes are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the historical financial statements and notes thereto in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2012.

RLJ LODGING TRUST

Unaudited Pro Forma Combined Consolidated Balance Sheet

As of March 31, 2012

(In thousands, except share and per share data)

	RLJ Lodging Trust (1)	Hilton Garden Inn San Francisco Oakland/Bay Bridge Acquisition (2)	Pro Forma RLJ Lodging Trust
Assets
Investment in hotel properties, net	$2,829,497	$36,158	$2,865,655
Investment in loans	12,545	—	12,545
Cash and cash equivalents	261,065	(36,093)	224,972
Restricted cash reserves	86,307	—	86,307
Hotel receivables, net of allowance of $141	26,530	47	26,577
Deferred financing costs, net	8,662	—	8,662
Deferred income tax asset	1,369	—	1,369
Prepaid expense and other assets	24,963	319	25,282

Total Assets	$3,250,938	$431	$3,251,369

Liabilities and Equity
Mortgage loans	$1,338,484	$—	$1,338,484
Interest rate swap liability	1,802	—	1,802
Accounts payable and accrued expense	69,898	310	70,208
Deferred income tax liability	3,303	—	3,303
Advance deposits and deferred revenue	7,044	121	7,165
Accrued interest	2,286	—	2,286
Distributions payable	17,744	—	17,744

Total Liabilities	1,440,561	431	1,440,992

Equity
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized; zero shares issued and outstanding at March 31, 2012	—	—	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 106,646,242 shares issued and outstanding at March 31, 2012	1,067	—	1,067
Additional paid-in-capital	1,836,067	—	1,836,067
Accumulated other comprehensive loss	(1,788)	—	(1,788)
Distributions in excess of net earnings	(43,069)	—	(43,069)
Total shareholders’ equity	1,792,277	—	1,792,277

Noncontrolling interest
Noncontrolling interest in joint venture	6,800	—	6,800
Noncontrolling interest in Operating Partnership	11,300	—	11,300
Total noncontrolling interest	18,100	—	18,100
Total Equity	1,810,377	—	1,810,377
Total Liabilities and Equity	$3,250,938	$431	$3,251,369

See Notes to Unaudited Pro Forma Combined Consolidated Balance Sheet

Notes to Unaudited Pro Forma Combined Consolidated Balance Sheet

(In thousands)

(1)          Represents the Company’s unaudited historical combined consolidated balance sheet as of March 31, 2012.

(2)          Reflects the acquisition of the Hilton Garden Inn San Francisco Oakland/Bay Bridge as if it occurred on March 31, 2012 for $36.2 million.  The acquisition was funded with cash available on the Company’s balance sheet.  The pro forma adjustment reflects the purchase of land and land improvements, building, and furniture, fixtures and equipment of $36,158; and the purchase of net working capital of ($47).

RLJ LODGING TRUST

Unaudited Pro Forma Combined Consolidated Statement of Operations

For the Three Months Ended March 31, 2012

(In thousands, except share and per share data)

	RLJ Lodging Trust (1)	Hilton Garden Inn San Francisco Oakland/Bay Bridge Acquisition (2)	Pro Forma Adjustments		Pro Forma RLJ Lodging Trust
Revenue
Hotel operating revenue
Room Revenue	$158,579	$2,583	$—		$161,162
Food and beverage revenue	19,505	464	—		19,969
Other operating department revenue	5,109	204	—		5,313
Total revenue	183,193	3,251	—		186,444

Expense
Hotel operating expense
Room	36,930	954	—		37,884
Food and beverage	14,440	466	—		14,906
Management fees	6,304	98	—		6,402
Other hotel operating expenses	58,558	1,132	72	(3)	59,762
Total hotel operating expense	116,232	2,650	72		118,954

Depreciation	33,697	522	226	(4)	34,445
Property tax, ground rent and insurance	12,634	9	—		12,643
General and administrative	7,260	—	—		7,260
Transaction and pursuit costs	19	—	—		19

Total operating expense	169,842	3,181	298		173,321

Operating income	13,351	70	(298)		13,123
Other income	84	—	—		84
Interest income	419	—	—		419
Interest expense	(20,181)	(493)	493	(5)	(20,181)

Income (loss) from continuing operations before income taxes	(6,327)	(423)	195		(6,555)
Income tax expense	(594)	—	—		(594)
Net income (loss) from continuing operations	(6,921)	(423)	195		(7,149)
Net (income) loss attributable to the noncontrolling interest
Noncontrolling interest in joint venture	370	—	—		370
Noncontrolling interest in common units of Operating Partnership	38	—	—		38
Net (loss) income from continuing operations attributable to common shareholders	$(6,513)	$(423)	$195		$(6,741)

Earnings per share data:
Basic and diluted - continuing operations	$(0.06)				$(0.06)
Basic and diluted - weighted average shares	105,332,812				105,332,812

See Notes to Unaudited Pro Forma Combined Consolidated Statement of Operations

Notes to Unaudited Pro Forma Combined Consolidated Statement of Operations

For the Three Months Ended March 31, 2012

(In thousands)

(1)          Represents the Company’s unaudited historical combined consolidated statement of operations for the three months ended March 31, 2012.

(2)          Represents the unaudited historical results of operations of the Hilton Garden Inn San Francisco Oakland/Bay Bridge for the three months ended March 31, 2012.

(3)          Represents the contractual adjustment to franchise fees for the difference between the franchise fee the seller was obligated to pay and the franchise fee the Company contracted to pay.

(4)          Represents depreciation expense based on the Company’s new cost basis in the acquired hotel.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets (three to five years for furniture, fixtures and equipment, 15 years for land improvements and 40 years for buildings).

(5)          Represents the removal of historical interest expense related to debt not assumed in conjunction with the acquisition.

RLJ LODGING TRUST

Unaudited Pro Forma Combined Consolidated Statement of Operations

For the Year Ended December 31, 2011

(In thousands, except share and per share data)

	RLJ Lodging Trust (1)	Previous Hotel Acquisitions (2)	Hilton Garden Inn San Francisco Oakland/Bay Bridge Acquisition (3)	Pro Forma Adjustments		Pro Forma RLJ Lodging Trust
Revenue
Hotel operating revenue
Room Revenue	$656,997	$6,493	$9,681	$—		$673,171
Food and beverage revenue	81,781	728	2,079	—		84,588
Other operating department revenue	20,174	281	670	—		21,125
Total revenue	758,952	7,502	12,430	—		778,884

Expense
Hotel operating expense
Room	147,039	1,472	3,429	—		151,940
Food and beverage	56,606	697	2,103	—		59,406
Management fees	26,056	224	373	—		26,653
Other hotel operating expenses	231,602	2,614	4,257	271	(4)	238,744
Total hotel operating expense	461,303	5,007	10,162	271		476,743

Depreciation	128,112	1,234	2,081	903	(5)	132,330
Property tax, ground rent and insurance	46,605	1,049	707	—		48,361
General and administrative	24,253	—	—	2,160	(6)	26,413
Transaction and pursuit costs	3,996	(3,113)	—	—		883
IPO Costs	10,733	—	—	—		10,733

Total operating expense	675,002	4,177	12,950	3,334		695,463

Operating income	83,950	3,325	(520)	(3,334)		83,421
Other income	1,001	—	—	—		1,001
Interest income	1,682	—	—	—		1,682
Interest expense	(96,020)	—	(1,984)	1,984	(7)	(82,879)
				12,194	(8)
				947	(9)

Income (loss) from continuing operations before income taxes	(9,387)	3,325	(2,504)	11,791		3,225
Income tax expense	(740)	—	—	—		(740)
Net income (loss) from continuing operations	(10,127)	3,325	(2,504)	11,791		2,485
Net (income) loss attributable to the noncontrolling interest
Noncontrolling interest in joint venture	(47)	—	—	—		(47)
Noncontrolling interest in common units of Operating Partnership	(255)	—	—	—		(255)
Net (loss) income from continuing operations attributable to the Company	(10,429)	3,325	(2,504)	11,791		2,183
Distributions to preferred shareholders	(61)	—	—	—		(61)
Net (loss) income from continuing operations attributable to common shareholders	$(10,490)	$3,325	$(2,504)	$11,791		$2,122

Earnings per share data:
Basic and diluted - continuing operations	$(0.11)					$0.02
Basic and diluted - weighted average shares	95,340,666					95,340,666

See Notes to Unaudited Pro Forma Combined Consolidated Statement of Operations

Notes to Unaudited Pro Forma Combined Consolidated Statement of Operations

For the Year Ended December 31, 2011

(In thousands)

(1)          Represents the Company’s audited historical combined consolidated statement of operations for the year ended December 31, 2011.

(2)          Represents the combined unaudited historical results of operations of the ten hotels acquired by the Company in 2011, in each case, as if such acquisition had occurred as of the latter of January 1, 2011 or the opening of the hotel, as shown in the table below.

	Embassy Suites Columbus	Renaissance Pittsburgh Hotel	Lodgian Portfolio (4 hotels)	Archon Portfolio (2 hotels)	Hampton Inn Houston - Near the Galleria	Courtyard Charleston Historic District	Pro Forma Adjustments		Total
Acquisition Date	1/11/2011	1/12/2011	1/18/2011	1/24/2011	3/14/2011	10/27/2011

Revenue
Hotel operating revenue
Room revenue	$62	$287	$849	$358	$1,098	$3,839	$—		$6,493
Food and beverage revenue	7	76	295	66	—	284	—		728
Other operating department revenue	1	13	48	7	20	192	—		281
Total revenue	70	376	1,192	431	1,118	4,315	—		7,502

Expense
Hotel operating expense
Room	31	83	262	121	200	775	—		1,472
Food and beverage	21	112	222	75	—	267	—		697
Management fees	3	11	(3)	11	34	129	39	(a)	224
Other hotel operating expenses	17	128	350	220	333	1,566	—		2,614
Total hotel operating expense	72	334	831	427	567	2,737	39		5,007

Depreciation	—	—	—	—	—	—	1,234	(b)	1,234
Property tax, ground rent and insurance	—	2	84	48	2	913	—		1,049
General and administrative	—	—	—	—	—	—	—		—
Transaction and pursuit costs	—	—	—	—	—	—	(3,113	)(c)	(3,113)
IPO costs	—	—	—	—	—	—	—		—

Total operating expense	72	336	915	475	569	3,650	(1,840)		4,177

Operating (loss) / income	(2)	40	277	(44)	549	665	1,840		3,325
Other income	—	—	—	—	—	—	—		—
Interest income	—	—	—	—	—	—	—		—
Interest expense	—	—	—	—	—	—	—		—

Income (loss) from continuing operations before income taxes	(2)	40	277	(44)	549	665	1,840		3,325

Income tax expense	—	—	—	—	—	—	—		—

Net income (loss) from continuing operations	$(2)	$40	$277	$(44)	$549	$665	$1,840		$3,325

The pro forma adjustments reflect:

(a)          Represents the contractual adjustment to management fees for the difference between the management fee the seller was obligated to pay and the management fee the Company contracted to pay.

(b)         Represents depreciation expense based on the Company’s new cost basis in the acquired hotels.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets (three to five years for furniture, fixtures and equipment, 15 years for land improvements and 40 years for buildings).

(c)          Reflects the adjustment for hotel acquisition costs.

(3)          Represents the audited historical results of operations of the Hilton Garden Inn San Francisco Oakland/Bay Bridge for the year ended December 31, 2011.

(4)          Represents the contractual adjustment to franchise fees for the difference between the franchise fee the seller was obligated to pay and the franchise fee the Company contracted to pay.

(5)          Represents depreciation expense based on the Company’s new cost basis in the acquired hotel.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets (three to five years for furniture, fixtures and equipment, 15 years for land improvements and 40 years for buildings).

(6)          Reflects the adjustment to include additional compensation expense the Company would have incurred as follows:

(a)          Estimated amortization of restricted share awards with aggregate value of $19.8 million granted to the Company’s executive officers and other employees based on a four year vesting period.

(b)         Annual cash compensation of $435 and restricted share compensation with an aggregate value of $375 granted to the Company’s non-employee trustees.

(7)         Represents the removal of historical interest expense related to debt not assumed in conjunction with the acquisition.

(8)          Represents the elimination of interest expense totaling $12,194 incurred on the portion of the Company’s variable rate mortgage debt that was repaid with all of the net proceeds of the IPO and cash on hand.

(9)          Reflects interest expense of $947 arising from $142,000 of mortgage loans.  The mortgage loans have an initial term of three years and bear interest at LIBOR plus 3.60%.